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                                                                    EXHIBIT 24.1


                               Powers of Attorney


KNOW ALL PERSONS BY THESE PRESENTS, that the persons whose signatures appear below, in counterpart, constitute and appoint Jonah Shacknai and Mark A. Prygocki, Sr., and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for them and in their names, places and steads, in any and all capacities, to sign the Registration Statement on Form S-8 to be filed in connection with the Medicis Pharmaceutical Corporation 401(k) Plan and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

DATED: November 21, 1997.
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

Signature                              Title                                Date
---------                              -----                                ----

/s/ Jonah Shacknai             Chairman of the Board of Directors        November 21, 1997
--------------------------     and Chief Executive Officer               -----------------
Jonah Shacknai


/s/ Mark A. Prygocki, Sr       Chief Financial Officer and               November 21, 1997
--------------------------     Secretary (Principal Financial Officer    -----------------
Mark A. Prygocki, Sr           and Principal Accounting Officer)


/s/ Peter S. Knight            Director                                  November 21, 1997
--------------------------                                               -----------------
Peter S. Knight, Esq


/s/ Michael A. Pietrangelo     Director                                  November 21, 1997
--------------------------                                               -----------------
Michael A. Pietrangelo


/s/ Philip S. Schein, M.D      Director                                  November 21, 1997
--------------------------                                               -----------------
Philip S. Schein, M.D


/s/ Richard L. Dobson, M.D     Director                                  November 21, 1997
--------------------------                                               -----------------
Richard L. Dobson, M.D


/s/ Arthur G. Altschul, Jr     Director                                  November 21, 1997
--------------------------                                               -----------------
Arthur G. Altschul, Jr
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
/s/ Lottie H. Shackelford      Director                                  November 21, 1997
--------------------------                                               -----------------
Lottie H. Shackelford
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